Yield10 Bioscience Announces Fourth Quarter and Full Year 2021 Financial Results
-Near-term commercial focus on the Renewable Diesel market
-Management will host a conference call today at 4:30 p.m. (ET) to review financial results and provide a corporate update
WOBURN, Mass. - March 9, 2022 - Yield10 Bioscience, Inc. (Nasdaq:YTEN) ("Yield10" or the "Company"), an agricultural bioscience company, today reported financial results for the three and twelve months ended December 31, 2021.
"In 2021 we executed against our strategic plan to position Camelina as a commercial platform crop for the production of low-carbon petroleum replacements and food products, " said Oliver Peoples, Ph.D., Chief Executive Officer of Yield10 Bioscience. "We made solid progress as we focused on activities to position Yield10 to be able to launch and commercialize Camelina as a platform crop to supply low-carbon feedstock oil for the renewable diesel market. In addition, we advanced development of PHA bioplastics in Camelina. These products are aligned with decarbonizing transportation fuels and achieving zero plastic waste. Progress was also made on expanding the patent position and mapping out the regulatory strategy for the Camelina omega-3 (DHA+EPA) nutritional oil. This sustainable fish oil replacement product together with the high protein meal co-product from Camelina seed processing represent significant additional market opportunities aligned with global trends in sustainability, health and wellness, and food security.

"Yield10 achieved significant momentum in early 2022 that we anticipate continuing through the course of the year. Our commercial team is engaging with potential supply chain participants in the renewable diesel market while starting outreach to growers to produce Camelina seed and oil under contract. Together, these activities will enable our vision of establishing a 'capital light' low-carbon Camelina feedstock oil business.

"Furthermore, our research and development team continues to be highly productive advancing the discovery and development of novel seed yield and oil content performance traits, as well as deploying well-established herbicide tolerance traits and pest resistance traits into our Elite Camelina germplasm. Our goal is to develop and launch our differentiated Elite Camelina varieties which demonstrate economic value and attract grower interest to access increasing acreage over time," said Peoples.

Recent Accomplishments
•Establishing commercial capabilities: Yield10 named Darren Greenfield as senior director of seed operations in early 2022. He joined the Company from BASF Canada and brings more than 25 years of experience with major agriculture companies managing the development and commercial production of proprietary canola plant varieties.
•Highlights of 2021 spring field test program: Yield10 recently announced field test results showing that C3020 tested in Camelina and C3007 tested in canola produce increases in seed oil content of up to 9 percent and 5 percent, respectively. Camelina line E3902 showed a consistent 5 percent increase in oil content as a percentage of seed weight over control plants and seed scale up activities are continuing over winter 2021/2022. Yield10 also reported that PHA C3015 Camelina lines produced PHA at 6 percent of the total seed weight. Yield10 also collected performance data on more than 20 base germplasm varieties, and confirmed herbicide tolerance in a Camelina line sourced from a third party.
•Advancing 2021/2022 winter season field testing and seed scale up: Yield10 is performing seed scale up for Camelina line E3902 as well as two winter Camelina lines to enable larger acreage planting. Yield10's DH12 spring variety as well as Camelina line E3902 were planted to determine if winter planting in certain areas of the U.S. could be viable for these spring lines. The harvest of seed from sites in the U.S. and Canada is expected in second quarter 2022.

•Planning for 2022 field test program and seed scale up underway: Yield10 plans to continue scaling up spring and winter varieties of Camelina suitable to produce low-carbon feedstock oil for renewable diesel. The Company also plans to test several performance traits, conduct initial testing of a herbicide tolerance trait in Camelina line E3902, and to scale up our prototype Camelina PHA line for process development and product sampling.

COVID-19 Impact on Operations. The Company has implemented business continuity plans to address the COVID-19 pandemic and minimize disruptions to ongoing operations. To date, despite the pandemic, Yield10 was able to move forward with the operational steps required to execute its 2021-2022 winter field trials in Canada and the United States. However, it is possible that any potential future closures of research facilities, should they continue for an extended time, or delays in receiving supplies and materials needed to conduct field trials and research, or economic repercussions of the pandemic or other geopolitical uncertainty, such as the ongoing conflict between Ukraine and Russia, could adversely impact the Company's anticipated time frames for evaluating and/or reporting data from our field trials and other work we plan to accomplish during 2022 and beyond.
FULL YEAR AND FOURTH QUARTER 2021 FINANCIAL OVERVIEW
Cash Position
Yield10 Bioscience is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives.
The Company used $9.3 million in cash for its operating activities during the year ended December 31, 2021 in comparison to $8.7 million used for operating activities during the year ended December 31, 2020. During early 2021, Yield10 raised $12.7 million, before issuance costs of $0.7 million, in an underwritten public securities offering of 1,040,000 shares of common stock and received additional cash of $3.9 million from investors who exercised 481,973 warrants issued in the Company's November 2019 securities offering. As a result, the Company ended 2021 with $16.0 million in unrestricted cash and cash equivalents in comparison to a balance in unrestricted cash and cash equivalents of $9.7 million as of December 31, 2020. The Company anticipates total net cash usage during the year ended December 31, 2022 in a range of $12.0 - $12.5 million as it continues its controlled growth to support initial Camelina commercialization activities. Yield10's present capital resources are expected to fund its planned operations and to meet its contractual obligations into the first quarter of 2023.
Operating Results
Research grant revenue for the year ended December 31, 2021 was $0.6 million in comparison to grant revenue of $0.8 million recorded in the previous year. Research and development expense was $6.2 million during the year ended December 31, 2021 compared to $5.4 million recorded for the year ended December 31, 2020. General and administrative expenses were $6.1 million and $5.0 million for the years ended December 31, 2021 and 2020, respectively.
Yield10 reported a loss from operations of $11.7 million for the full year 2021 as compared to a loss from operations of $9.6 million in 2020. For the year ended December 31, 2021, the Company reported a net loss after taxes of $11.0 million, or $2.33 per share, in comparison to a net loss after taxes of $10.2 million, or $4.30 per share, during the year ended December 31, 2020.
Research grant revenues were $0.2 million for each of the fourth quarters of 2021 and 2020. Research and development expense increased by $0.2 million from $1.4 million in the fourth quarter of 2020 to $1.6 million in the fourth quarter of 2021. General and administrative expenses also increased during the fourth quarter of 2021 by $0.1 million to $1.5 million in comparison to the fourth quarter of 2020.

Yield10 reported a loss after taxes of $3.0 million for the fourth quarter of 2021, or $0.61 per share, compared to a loss after taxes of $2.6 million, or $0.79 per share, in the fourth quarter of 2020.
Other Income (Expense)
Included within other income (expense) during the Company's year ended December 31, 2021 is an investment gain of $0.7 million from the surrender of its preferred shares in Tepha, Inc., a related party, as a result of Tepha's merger with Becton Dickinson. During the year ended December 31, 2020, other income (expense) included a non-cash charge of $1.0 million resulting from a change in the fair value of its warrant liability and the receipt of $0.3 million in loan proceeds received in connection with a Paycheck Protection Act Loan issued and forgiven under the Coronavirus Aid, Relief and Economic Security Act.
Conference Call Information
Yield10 Bioscience management will host a conference call today at 4:30 p.m. (ET) to discuss the fourth quarter and full year 2021 results. The Company also will provide a corporate update and answer questions from the investor community. A live webcast of the call with slides can be accessed through the Company's website at www.yield10bio.com in the investor relations events section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13727169. The replay will be available until March 30, 2022. In addition, the webcast will be archived on the Company's website in the investor relations events section.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils for renewable diesel, PHA bioplastics and omega-3 (DHA+EPA) oils, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn. (YTEN-E)

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, expectations regarding Yield10’s cash position, cash forecasts and runway, expectations related to research and development activities, intellectual property, the expected regulatory path for traits, reproducibility of data from field tests, the timing of completion of additional greenhouse and field test studies, the outcomes of 2021-2022 winter field tests and seed scale-up activities, the signing of research licenses and collaborations, including whether the objectives of those collaborations will be met, whether the Company will be able to generate proof points for traits in development and advance business discussions around its Camelina business plan, the potential impact on operations of the COVID-19 pandemic, the geopolitical uncertainty caused by the conflict between Ukraine and Russia, and value creation as well as the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 Bioscience assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com
Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR
Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR

(FINANCIAL TABLES FOLLOW)

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue:
Grant revenue	$152	$195	$614	$799
Total revenue	152	195	614	799
Expenses:
Research and development	1,598	1,422	6,201	5,361
General and administrative	1,522	1,383	6,105	5,047
Total expenses	3,120	2,805	12,306	10,408
Loss from operations	(2,968)	(2,610)	(11,692)	(9,609)
Other income (expense):
Change in fair value of warrants	—	—	—	(957)
Loan forgiveness income	—	—	—	333
Gain on investment in related party	—	—	700	—
Other income (expense), net	(1)	(2)	(3)	83
Total other income (expense)	(1)	(2)	697	(541)
Loss from operations before income taxes	(2,969)	(2,612)	(10,995)	(10,150)
Income tax provision	(11)	(30)	(36)	(56)
Net loss	$(2,980)	$(2,642)	$(11,031)	$(10,206)

Basic and diluted net loss per share	$(0.61)	$(0.79)	$(2.33)	$(4.30)
Number of shares used in per share calculations:
Basic and diluted	4,881,809	3,333,870	4,731,833	2,373,265

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$5,329	$3,423
Short-term investments	10,661	6,279
Accounts receivable	164	86
Unbilled receivables	34	27
Prepaid expenses and other current assets	436	527
Total current assets	16,624	10,342
Restricted cash	264	264
Property and equipment, net	890	921
Right-of-use assets	2,354	2,712
Other assets	283	283
Total assets	$20,415	$14,522

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$83	$60
Accrued expenses	1,136	1,297
Lease liabilities	514	457
Total current liabilities	1,733	1,814
Lease liabilities, net of current portion	2,649	3,163
Other liabilities	7	13
Total liabilities	4,389	4,990
Commitments and contingencies
Stockholders' Equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 60,000,000 shares authorized at December 31, 2021 and 2020, and 4,881,851 and 3,334,048 shares issued and outstanding at December 31, 2021 and 2020, respectively	49	33
Additional paid-in capital	402,283	384,758
Accumulated other comprehensive loss	(175)	(159)
Accumulated deficit	(386,131)	(375,100)
Total stockholders' equity	16,026	9,532
Total liabilities and stockholders' equity	$20,415	$14,522

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(In thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(11,031)	$(10,206)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	220	182
Change in fair value of warrants	—	957
Loan forgiveness income	—	(333)
Loss on disposal of fixed assets	—	206
Expense for 401(k) company common stock match	112	109
Stock-based compensation	1,675	739
Noncash lease expense	358	429
Deferred tax asset	35	56
Changes in operating assets and liabilities:
Accounts receivable	(78)	(14)
Unbilled receivables	(7)	(7)
Prepaid expenses and other assets	63	(69)
Accounts payable	23	(219)
Accrued expenses	(160)	99
Other liabilities	(6)	13
Lease liabilities	(457)	(601)
Net cash used in operating activities	(9,253)	(8,659)

Cash flows from investing activities
Purchase of property and equipment	(189)	(76)
Proceeds from sale of property and equipment	—	10
Purchase of investments	(10,639)	(9,279)
Proceeds from sale and maturity of short-term investments	6,250	8,700
Net cash used in investing activities	(4,578)	(645)

Cash flows from financing activities
Proceeds from warrants exercised	3,856	1,658
Proceeds from PPP loan	—	333
Proceeds from securities offerings, net of issuance costs	11,993	5,305
Taxes paid on employees' behalf related to vesting of stock awards	(103)	(17)
Net cash provided in financing activities	15,746	7,279

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(37)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,906	(2,062)
Cash, cash equivalents and restricted cash at beginning of period	3,687	5,749
Cash, cash equivalents and restricted cash at end of period	$5,593	$3,687

Supplemental Cash Flow Disclosure:
Interest paid	$9	$8